Exhibit 10.25

AGREEMENT

This Agreement ("Agreement") is entered into by and between Shreeram Agharkar ("Director" or "you") and Relmada Therapeutics, Inc. (the "Company"), and confirms the agreement that has been reached with you in connection with your resignation as a director of the Company.

1. Director Resignation. You agree that your resignation shall be effective as of September 9, 2016 (the "Resignation Date") and as of such date you shall cease to be a member of the Board of Directors of the Company (as well as of the Board of Directors of any of the Company's subsidiaries).

2. Director Compensation. In consideration of your execution of this Agreement and your compliance with its terms and conditions, the Company agrees to pay or provide you (subject to the terms and conditions set forth in this Agreement) with the Company’s standard director compensation until September 30, 2016. The Company and Director may also enter into a consulting agreement after the Resignation Date.

3. Options. Each of your outstanding options to acquire Company common stock shall be 100% vested upon the Resignation Date and shall be exercisable until the end of the term of each option grant agreement.

4. Indemnification. You will also be entitled to any rights to contribution, advancement of expenses, defense or indemnification you may have under the Company's Articles of Incorporation, Bylaws, the Indemnification Agreement entered into by and between the Company and Director attached here to as Annex A.

5. No Other Payments or Benefits. You acknowledge and agree that, subject to Section 2 of this Agreement, other than the payments and benefits expressly set forth in this Agreement, you have received all compensation to which you are entitled from the Company, and you are not entitled to any other payments or benefits from the Company.

6. Nondisparagement. You or the Company each agree that you or the Company, as applicable, will not, with intent to damage, disparage or encourage or induce others to disparage you, as applicable, or any of the Company, its subsidiaries and affiliates, together with all of their respective past and present directors and officers and each of their successors and assigns (collectively, the "Company Entities and Persons"). Nothing in this Agreement is intended to or shall prevent you or the Company from providing, or limiting testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. You or the Company, as applicable, each agree that you or the Company, as applicable, will notify the Company or you, as applicable, in writing as promptly as practicable after receiving any request for testimony or information in response to a subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law, regarding the anticipated testimony or information to be provided and at least ten (10) days prior to providing such testimony or information (or, if such notice is not possible under the circumstances, with as much prior notice as is possible).

7. Cooperation. Prior to and after the Resignation Date, you agree that you will reasonably cooperate with the Company, its subsidiaries and affiliates, at any level, and any of their officers, directors, shareholders, or employees: (A) concerning requests for information about the business of the Company or its subsidiaries or affiliates or your involvement and participation therein, (B) in connection with any investigation or review by the Company or any federal, state or local regulatory, quasi-regulatory or self-governing authority (including, without limitation, the Securities and Exchange Commission) as any such investigation or review relates to events or occurrences that transpired while you were employed by the Company and (C) with respect to transition and succession matters. Your cooperation shall include, but not be limited to (taking into account your personal and professional obligations, including those to any new employer or entity to which you provide services), being available to meet and speak with officers or employees of the Company and/or the Company's counsel at reasonable times and locations, executing accurate and truthful documents and taking such other actions as may reasonably be requested by the Company and/or the Company's counsel to effectuate the foregoing. You shall be entitled to reimbursement, upon receipt by the Company of suitable documentation, for reasonable and necessary travel and other expenses which you may incur at the specific request of the Company and as approved by the Company in advance and in accordance with its policies and procedures established from time to time.

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8. Release. You agree that, in consideration of this Agreement, you hereby waive, release and forever discharge any and all claims and rights which you ever had, now have or may have against the Company and any of its subsidiaries or affiliated companies, and their respective successors and assigns, current and former officers, agents, directors, representatives and employees, various benefits committees, and their respective successors and assigns, heirs, executors and personal and legal representatives, based on any act, event or omission occurring before you execute this Agreement arising out of, during or relating to your services with the Company or the termination of such services, except as provided below. This waiver and release includes, but is not limited to, any claims which could be asserted now or in the future, under: common law, including, but not limited to, breach of express or implied duties, wrongful termination, defamation, or violation of public policy; any policies, practices, or procedures of the Company; any federal or state statutes or regulations.

9. Enforcement. If any provision of this Agreement is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions shall be enforced to the maximum extent possible. Further, if a court should determine that any portion of this Agreement is overbroad or unreasonable, such provision shall be given effect to the maximum extent possible by narrowing or enforcing in part that aspect of the provision found overbroad or unreasonable. In addition, you agree that your willful and knowing failure to return Company property that relates to the maintenance of security of the Company Entities and Persons shall entitle the Company to injunctive and other equitable relief.

10. Successors. This Agreement is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, administrators, successors and assigns.

11. Choice of Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of law.

12. Counterparts. This Agreement may be executed in one or more counterparts, including emailed or telecopied facsimiles, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(signature page follows)

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

RELMADA THERAPEUTICS. INC.

Signature:	/s/ Sergio Traversa	Date:	9/92016
Sergio Traversa, CEO

	/s/ Shreeram Agharkar	Date:	9/9/2016
Shreeram Agharkar

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ANNEX A

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into this 10th day of August, 2015, by and between Relmada Therapeutics, Inc., a Nevada corporation (the “Corporation”), and Shreeram Agharkar (“Indemnitee”).

RECITALS

WHEREAS, the Corporation, which is organized under the Nevada Revised Statutes (the “NRS”), wishes to enter into this Agreement to set forth certain rights and obligations of the Indemnitee and the Corporation with respect to the Indemnitee’s service as a director of the Corporation;

WHEREAS, it is essential to the Corporation that it be able to retain and attract as directors and officers the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it difficult for the Corporation to attract and retain such persons;

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that the difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation’s stockholders and that the Corporation should contractually obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve the Corporation free from undue concern that they will not be so indemnified;

WHEREAS, Indemnitee performs a valuable service to the Corporation in Indemnitee’s capacity as a director of the Corporation;

WHEREAS, the Corporation’s Amended and Restated Bylaws (the “Bylaws”) include provisions providing for the indemnification of the directors and officers of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the NRS;

WHEREAS, the Corporation’s Certificate of Incorporation (the “Charter”), the Bylaws and the NRS, by their nonexclusive nature, permit contracts between the Corporation and its directors and officers with respect to indemnification of such persons;

WHEREAS, in recognition of Indemnitee’s need for (a) substantial protection against personal liability as a condition to Indemnitee’s service to the Corporation in Indemnitee’s capacity as a director of the Corporation in addition to Indemnitee’s reliance on the Bylaws, which Indemnitee believes is inadequate in the present circumstances, and (b) specific contractual assurance of Indemnitee’s rights to full indemnification against risks and expenses (regardless of, among other things, any amendment to or revocation of the Charter and/or the Bylaws, any change in the composition of the Corporation’s Board, or a change in control of the Corporation);

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WHEREAS, the Corporation intends that this Agreement provide Indemnitee with greater protection than that which is provided by the Bylaws; and

WHEREAS, in order to induce Indemnitee to serve as a director of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

NOW, THEREFORE, in consideration of Indemnitee’s service as a director of the Corporation following the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Indemnitee hereby agree as follows:

1. Indemnity of Indemnitee. The Corporation agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by law, the provisions of the Charter, and the Bylaws, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law, the Charter, or the Bylaws permitted prior to adoption of such amendment). For purposes of this Agreement, the meaning of the phrase “to the fullest extent authorized or permitted by law” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by the provision of the NRS that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the NRS or such provision thereof; and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the NRS adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors and officers.

2. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 3 hereof, the Corporation further agrees to hold harmless and indemnify Indemnitee:

(a) against any and all (i) expenses (including attorneys’ fees), retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including any appeal thereof or related thereto (each, a “Proceeding”), or responding to, or objecting to, a request to provide discovery in any Proceeding, (ii) damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay (including any federal, state or local taxes imposed on Indemnitee as a result of receipt of reimbursements or advances of expenses under this Agreement) and (iii) the premium, security for, and other costs relating to any costs bond, supersedes bond, or other appeal bond or its equivalent, whether civil, criminal, arbitrational, administrative or investigative with respect to any Proceeding (items under clauses, (i), (ii) and (iii), collectively, the “Expenses”) actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, because of any claim or claims made against or by him in connection with any Proceeding, whether formal or informal (including an action by or in the right of the Corporation), to which Indemnitee is, was or at any time becomes a party or a witness, or is threatened to be made a party to, a participant in or a witness with respect to, by reason of the fact that Indemnitee is, was or at any time becomes a director or officer of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (“Corporate Status”);

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(b) against any and all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Corporation to procure a judgment in its favor;

(c) against any and all Expenses actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, if Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party; and

(d) otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the nonexclusivity provisions of the NRS, the Charter and the Bylaws.

3. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 hereof shall be paid by the Corporation:

(a) on account of any claim or Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as heretofore or hereafter amended (the “Exchange Act”), or similar provisions of any federal, state or local law if the final, non-appealable judgment of a court of competent jurisdiction finds Indemnitee to be liable for disgorgement under Section 16(b) of the Exchange Act;

(b) on account of Indemnitee’s conduct that is established by a final, non-appealable judgment of a court of competent jurisdiction as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c) for which payment is actually made to Indemnitee under (i) a valid and collectible insurance policy, including under any policy of insurance purchased and maintained on Indemnitee’s behalf by the Corporation or (ii) under a valid and enforceable indemnity clause, bylaw, or agreement, including, but not limited to, an indemnity clause, bylaw, or agreement relating to another corporation, partnership, joint venture, trust, or other enterprise for which Indemnitee is or was serving as a director or officer at the request of the Corporation; provided, that indemnity pursuant to Section 2 hereof shall be paid by the Corporation in respect of any excess beyond payment actually received by Indemnitee under such insurance policy, clause, bylaw or agreement;

(d) if and to the extent indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the NRS, or any other applicable law; or

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(e) in connection with any Proceeding (or part thereof) initiated by Indemnitee, against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the Corporation has joined in the Proceeding (or relevant part thereof), (iii) the Board has consented to the initiation of such Proceeding, (iv) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the NRS, or (v) the Proceeding (or relevant part thereof) is initiated pursuant to Section 12 hereof.

4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director or officer of the Corporation (or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding, whether civil, criminal, arbitrational, administrative or investigative, including any appeal thereof or relating thereto, in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder, in each case, by reason of the fact of the Indemnitee’s Corporate Status.

5. Partial Indemnification. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for a portion of the Expenses, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any Proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Notification and Defense of Claim. To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request therefor. As soon as practicable, and in any event, not later than thirty (30) days after Indemnitee becomes aware, by written or other overt communication, of any pending or threatened litigation, claim or assessment, Indemnitee will, if a claim for indemnification in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of such pending or threatened litigation, claim or assessment; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Indemnitee otherwise under this Agreement, and any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of any of Indemnitee’s rights under this Agreement. With respect to any such pending or threatened litigation, claim or assessment as to which Indemnitee notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded, and so notified the Corporation, that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of Indemnitee in connection with such action; in any of such cases the fees and expenses of Indemnitee’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above; and

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(c) the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Corporation shall not enter into any settlement in connection with a Proceeding in any manner which would impose any Expenses, penalties (whether civil or criminal) or limitations on Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole and reasonable discretion.

7. Expenses. The Corporation shall advance, to the extent not prohibited by law, all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding promptly following request therefor, but in any event no later than twenty (20) days after the receipt by the Corporation of a written statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after the final disposition of any Proceeding. The right to advancement described in this Section 7 is vested. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. The execution and delivery to the Corporation of this Agreement shall constitute an undertaking by Indemnitee to the fullest extent required by law to repay all advances if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final, non-appealable judgment that Indemnitee is not entitled to be indemnified by the Corporation, and Indemnitee shall qualify for advances immediately upon such execution and delivery. The right to advances under this Section 7 shall in all events continue until final disposition of any Proceeding, including any appeal therein.

8. Contribution.

(a) Whether or not the indemnification provided in Section 2 is available, in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

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(b) Without diminishing or impairing the obligations of the Corporation set forth in Section 8(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Corporation and all officers, directors or employees of the Corporation, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Corporation hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Corporation, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the amount actually and reasonably incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

9. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to Indemnitee’s entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6 hereof. If the Corporation contests any claim or assertion that Indemnitee is entitled to indemnification hereunder, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof to overcome such presumption in connection with the making by such person, persons, or entity of any determination with respect to Indemnitee’s entitlement to indemnification.

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(b) Without limiting the foregoing, if any Proceeding is disposed of on the merits or otherwise (including a disposition without prejudice), without (i) the final disposition being adverse to Indemnitee, (ii) a final adjudication by a court of competent jurisdiction that Indemnitee was liable to the Corporation, (iii) a plea of guilty (iv) a final adjudication by a court of competent jurisdiction that Indemnitee did not act in good faith, and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, or (v) with respect to any criminal proceeding, a final adjudication by a court of competent jurisdiction that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that such Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Corporation, including financial statements , (ii) information supplied to Indemnitee by the officers of the Corporation in the course of their duties, (iii) the advice of legal counsel for the Corporation or its Board or counsel selected by any committee of the Board or (iv ) information or records given or reports made to the Corporation by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Corporation or its Board or any committee of the Board.

10. Information Sharing. To the extent that the Corporation receives a request or requests from a governmental third party or other licensing or regulating organization (the “Requesting Agency”), whether formal or informal, to produce documentation or other information concerning an investigation, whether formal or informal, being conducted by the Requesting Agency, and such investigation is reasonably likely to include review of any actions or failures to act by Indemnitee, the Corporation shall promptly give notice to Indemnitee of said request or requests and any subsequent request. In addition, the Corporation shall provide Indemnitee with a copy of any and all information or documentation that the Corporation shall provide to the Requesting Agency.

11. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation or the Corporation itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

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12. Enforcement.

(a) Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, (ii) no disposition of such claim is made within ninety (90) days of request therefor; (iii) advancement of Expenses is not timely made pursuant to Section 7, (iv) payment of indemnification pursuant to this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (v) the Corporation or any other person or entity takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Chancery of Indemnitee’s entitlement to such indemnification or advancement of Expenses, and the Corporation shall not oppose Indemnitee’s right to seek any such adjudication in accordance with this Agreement. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the Expenses of prosecuting Indemnitee’s claim. It shall be a defense to any action for which a claim for indemnification is made under Section 2 hereof (other than an action brought to enforce a claim for advance or reimbursement of Expenses under this Agreement, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 3 hereof. Neither the failure of the Corporation (including the Board, any committee of the Board, or the Corporation’s its stockholders, or any subgroup of such directors or stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including the Board, any committee of the Board, or the Corporation’s stockholders, or any subgroup of such directors or stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

(b) To the fullest extend not prohibited by law, the Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 12 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement. If a determination shall have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any Proceeding commenced pursuant to this Section 12, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statements not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

13. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

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14. Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Charter or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding office. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Charter or Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change, subject to the restrictions expressly set forth herein or therein. Except as expressly set forth herein, no right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as expressly set forth herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

15. Insurance. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, trustees, general partners, managing members, officers, employees, agents or fiduciaries of the Corporation, Indemnitee shall be covered by such policy or policies (including with respect to prior service) to the same extent as the most favorably-insured persons under such policy or policies in a comparable position.

16. Enforcement; Survival of Rights.

(a) The Corporation expressly confirms and agrees that the Corporation has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving the Corporation in such capacity.

(b) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director or officer of the Corporation or to serve at the request of the Corporation as a director or officer agent of another corporation, partnership, joint venture, trust or other enterprise, and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

(c) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(d) The Corporation and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee and the Corporation irreparable harm. Accordingly, the parties hereto agree that each of the Corporation and the Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, they shall not be precluded from seeking or obtaining any other relief to which they may be entitled. The Corporation and Indemnitee further agree that they shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation and Indemnitee acknowledge that in the absence of a waiver, a bond or undertaking may be required by the Delaware Court of Chancery, and they hereby waive any such requirement of such a bond or undertaking.

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17. No Conflicts. To the extent that any provision of this Agreement conflicts with the Charter, the Bylaws, or applicable law, the Charter, the Bylaws, or such applicable law (as applicable) shall govern.

18. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid, illegal or unenforceable for any reason, (i) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) and such other provisions shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Charter (if applicable), the Bylaws, the NRS or any other applicable law.

19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its principles of conflicts of laws. The Corporation and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the Delaware Court of Chancery, (ii) consent to submit to the jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

21. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

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22. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Indemnitee, at the address indicated on the signature page hereof.

(b) If to the Corporation, to:

Relmada Therapeutics, Inc.

275 Madison Avenue, Suite 702

New York, NY 10016

Attention:   Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Corporation.

22. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY:

RELMADA THERAPEUTICS, INC.

By:	/s/ Sergio Traversa
Name:	Sergio Traversa
Title:	Chief Executive Officer

INDEMNITEE:

/s/ Shreeram Agharkar
Shreeram Agharkar

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